                                                                    Exhibit 99.1
                                  [LESCO LOGO]
                                  NEWS RELEASE

FOR IMMEDIATE RELEASE                     Contact:
April 24, 2003
                                          Jeffrey L. Rutherford
                                          Sr. Vice President & Chief
                                          Financial Officer
                                          LESCO, Inc.
                                          (440) 783-9250

                      LESCO ANNOUNCES FIRST QUARTER RESULTS

      ---------------------------------------------------------------------

CLEVELAND - April 24, 2003 - LESCO, Inc. (NASDAQ: LSCO), the leading specialty provider of products for the professional green and pest control industries, today announced first quarter operating results. Due to the seasonality of the Company's industry segments, the first quarter is LESCO's lowest sales volume quarter and has historically generated net losses.

SALES

Net sales for the first quarter of 2003 were $94.5 million, up 1% from $93.5 million for the first quarter of 2002. Lawn Care gross sales, which include the Company's Service Center and Lawn Care national accounts, were $77.7 million, up 4.0% from $74.7 million in 2003. Sales from the ten Service Centers(R) and one Store-on-Wheels(R) opened during the quarter totaled $238,000, resulting in comparable Lawn Care sales growth of 3.7%. All sales for new stores were pre-grand opening, as the Company's first Service Center grand opening occurred on April 2, 2003. Golf gross sales were $17.8 million, down 9.1% from 2002 sales of $19.6 million.

First quarter Lawn Care sales were negatively impacted by the late spring in the Northeast and the Company's decision to curtail sales of bulk sulfur coated urea
(SCU). Northeastern Lawn Care sales for the quarter were flat (2003 - $13.3 million versus 2002 - $13.2 million) and bulk sales declined $2.2 million.

"When adjusted for new stores, the Northeast and bulk sales, Lawn Care sales increased 8.1%," stated Michael P. DiMino, president and chief executive officer. "As we have been consistently stating, our Lawn Care business has the potential to grow at a rate greater than the projected industry growth rate of 5%."

First quarter Golf sales were also negatively impacted by the late spring in the Northeast. Northeastern Golf sales were down 40% (2003 - $2.6 million versus 2002 - $4.3 million) and the remainder of Golf sales were flat (2003 - $15.2 million versus 2002 - $15.3 million).

"We did not plan on significant growth in Golf in 2003," added Mr. DiMino. "The Golf business has not begun in the Northeast and remains soft throughout the country. We expect the Golf
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                                       2


business, particularly in the Northeast, to bounce back in the second quarter. Nevertheless, we expect 2003 Golf sales growth to be less than 2%."

OPERATING RESULTS

Gross profit increased to $30.6 million or 32.4% of sales from $30.1 million or 32.1% for the first quarter of 2002. The Company was successful in offsetting the negative impact of pricing pressures and increased raw material costs with improvements in manufacturing expenses and inventory control.

Earnings before interest and taxes (EBIT) were a loss of $8.0 million in 2003 versus a loss of $13.2 million in 2002. EBIT in 2002 included charges for severance expense ($2.0 million) and early retirement of debt ($4.6 million). Adjusted for the severance and debt retirement charges, 2002 EBIT was a loss of $6.6 million.

EBIT in 2003 was negatively impacted by increases in warehouse and delivery expense ($0.4 million) and selling expense ($2.7 million). EBIT was positively impacted by a reduction in General and Administrative (G&A) expense ($0.7 million). The increase in warehouse and delivery expense was due to the fixed costs associated with the new distribution hubs in Atlanta and Chicago. The increase in selling expense was due to the operating costs of new stores ($0.4 million), the payroll costs from the expansion of the direct sales force announced in the third quarter of 2002 ($0.6 million) and the timing effect from the change in the sales force commission program ($1.0 million). Under the Company's current commission program, progress payments will be earned, expensed and paid each quarter. Under the Company's previous commission program, no commissions were earned, expensed or paid in the first quarter.

"We made the conscious decision to invest in selling programs, people and assets where return on invested capital will be greater than 30%. Although currently clouded by the negative results in the Northeast, the model for the rest of the country is performing to our expectations," added Mr. DiMino. "However, as everyone knows, the second and third quarters are our highest volume sales and profit quarters, representing greater than 60% of annual sales and 100% of annual profits."

Net loss was $5.7 million, as compared to the 2002 net loss of $13.7 million. First quarter 2003 included a pretax loss from new stores of $366,000. Net income in 2002 included the previously referenced charges for severance and debt retirement and a charge for the effect of an accounting change for goodwill. Adjusted for these charges, the net loss in 2002 was $5.0 million. Fully diluted loss per share was $0.68 in 2003 as compared to $1.61 in 2002. Adjusted for charges, the 2002 fully diluted loss per share was $0.59.

CONFERENCE CALL AND WEBCAST

The Company will host a conference call and webcast with investors, analysts and other interested parties today at 11:00 a.m. (EDT). The live call can be accessed by dialing 1-800-915-4836. Participants should allow at least fifteen minutes prior to the commencement of the call to register. The conference call will include a question and answer session. Management's slide presentation will be available for downloading beginning Thursday, April 24 at 9:00 a.m. at LESCO's web site, www.lesco.com.
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                                       3


Additionally, a live webcast will be available to interested parties at www.lesco.com. Participants should allow at least fifteen minutes prior to the commencement of the call to register, download and install necessary audio software. Questions can be submitted either in advance or during the webcast via email to ir@lesco.com or through the Company's corporate web site where a link will be provided on the "Corporate Overview" page.

LESCO's culture demands the highest of ethical standards and accountability manifested in full and fair financial disclosure to our shareholders. LESCO management encourages the participation of our shareholders and other interested parties in our conference calls and live webcasts. For those who cannot participate in the conference call or the live webcast, a replay will be available beginning approximately one hour after the event on LESCO's web site.

ABOUT LESCO, INC.

LESCO is a specialty provider of products for the professional green and pest control industries. As of April 24, 2003, LESCO distributes product through nine hubs and serves more than 130,000 customers worldwide, through 240 LESCO Service Centers(R), 78 LESCO Stores-on-Wheels(R), 68 lawn care service representatives and other direct sales efforts. Sales in 2002 totaled $511.7 million. Additional information about LESCO can be found on the Internet at www.lesco.com.

Statements in this news release relating to growth expectations and other statements that are not historical information are forward-looking statements and, as such, reflect only the Company's best assessment at this time. Investors are cautioned that forward-looking statements involve risks and uncertainties, that actual results may differ materially from such statements and that investors should not place undue reliance on such statements. Factors that may cause actual results to differ materially from those projected or implied in the forward-looking statements include, but are not limited to, potential regulations; the Company's ability to effectively manufacture, market and distribute new products; the success of the Company's operating plans; regional weather conditions; and the condition of the industry and the economy. For a further discussion of risk factors, investors should refer to the Company's Securities and Exchange Commission reports, including but not limited to Form 10-K for the year ended December 31, 2002.


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                                   LESCO, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS- UNAUDITED


                                                             2003                                  2002
                                                         ------------      ---------------------------------------------------
                                                         Three Months      Three Months                               Results
                                                            Ended             Ended                                  Excluding
     (In thousands, except per share data)                 March 31          March 31          Charges (a)           Charges (a)
                                                          --------           --------           --------              --------
Net sales                                                 $ 94,450           $ 93,479           $     --              $ 93,479
     Cost of Sales                                          63,818             63,427                 --                63,427
                                                          --------           --------           --------              --------

Gross profit on sales                                       30,632             30,052                 --                30,052

     Warehouse & delivery expense                           10,302              9,916                 --                 9,916
     Selling expense                                        21,209             18,482                 --                18,482
     Bad debt expense                                          429                405                 --                   405
     General & administrative expense                        7,353              8,009                 --                 8,009
     Severance expense                                          --              2,042             (2,042)(b)                --
                                                          --------           --------           --------              --------
                                                            39,293             38,854             (2,042)               36,812

Income (loss) from operations                               (8,661)            (8,802)            (2,042)               (6,760)

     Joint venture results                                     370                 --                 --                    --
     Customer finance charges                                  393                386                 --                   386
     Other income                                              180                142                 --                   142
     Other expense                                            (233)              (415)                --                  (415)
     Early retirement of debt agreement                         --             (4,550)            (4,550)(c)                --
                                                          --------           --------           --------              --------
                                                               710             (4,437)            (4,550)                  113
                                                          --------           --------           --------              --------

Earnings (loss) before interest and taxes (EBIT)            (7,951)           (13,239)            (6,592)               (6,647)

Interest expense                                             1,288              1,334                 --                 1,334
                                                          --------           --------           --------              --------

Income (loss) before taxes                                  (9,239)           (14,573)            (6,592)               (7,981)

Income taxes (benefit)                                      (3,492)            (5,465)            (2,479)               (2,986)
                                                          --------           --------           --------              --------

Net income (loss) before cumulative
     effect of accounting change                          $ (5,747)          $ (9,108)          $ (4,113)             $ (4,995)
                                                          --------           --------           --------              --------

Cumulative effect of accounting change for
     goodwill charge, net of taxes of $2,735                    --              4,597             (4,597)(d)                --
                                                          --------           --------           --------              --------

Net Income (loss)                                         $ (5,747)          $(13,705)          $ (8,710)             $ (4,995)
                                                          ========           ========           ========              ========

Basic and diluted loss per share before
     cumulative effect of accounting change               $  (0.68)          $  (1.07)          $   0.48              $  (0.59)
                                                          ========           ========           ========              ========

Basic and diluted loss per share                          $  (0.68)          $  (1.61)          $   1.02              $  (0.59)
                                                          ========           ========           ========              ========


(a) The Company incurred certain charges in the first quarter of 2002 that were not incurred in 2003 (see following footnotes b, c, and d). Management believes that the 2002 results excluding these charges are a better comparison to the 2003 operating results. For purposes of reconciliation and better comparability, the above statement includes the 2002 operating results with these charges, in accordance with generally accepted accounting principles (GAAP), in column 2, the charges in column 3 and the operating results excluding the charges in column 4. The schedule includes a reconciliation of earnings before interest and taxes, net loss and basic and fully diluted net loss per share for 2002 including the charges in column 2, the effect of the charges in column 3, and excluding the charges in column 4.

(b) The Company recorded a $2.0 million pre-tax charge relative to severance for executive terminations.

(c) The Company recorded a $4.6 million pre-tax charge related to the early termination of debt.

(d) The Company wrote off all its goodwill in accordance with SFAS No. 142 taking a $4.6 million charge, net of taxes, as a cumulative effect of accounting change as of January 1, 2002.

                                   LESCO, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                MARCH 31            MARCH 31           DECEMBER 31
                                                  2003                2002                2002
                                                --------            --------            --------
                                                       (Unaudited)
ASSETS

CURRENT ASSETS:

   Cash                                         $  3,459            $  2,520            $  1,354
   Accounts receivable - net                      81,995              82,375              68,188
   Inventories                                   109,794             114,534              86,837
   Other current assets                           12,257              11,398               9,571
                                                --------            --------            --------
        TOTAL CURRENT ASSETS                     207,505             210,827             165,950

   Net property, plant and equipment              34,730              46,694              33,938
   Other assets                                    4,780               5,666               4,094
                                                --------            --------            --------
        TOTAL ASSETS                             247,015             263,187             203,982
                                                ========            ========            ========

LIABILITIES & SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:

   Accounts Payable                               57,414              71,813              38,439
   Other current liabilities                      15,252              10,425              19,869
   Revolving credit facility                      92,061              84,816              57,052
   Current portion of debt                         1,150               1,140               1,148
                                                --------            --------            --------
        TOTAL CURRENT LIABILITIES                165,877             168,194             116,508

Long-term debt                                     9,941              12,148              10,227
Deferred income taxes                                 --                 901                 314

Shareholders' equity                              71,197              81,944              76,933
                                                --------            --------            --------
       TOTAL LIABILITIES &

           SHAREHOLDERS' EQUITY                 $247,015            $263,187            $203,982
                                                ========            ========            ========

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                                   LESCO, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                               THREE MONTHS ENDED MARCH 31
                                                              -----------------------------
                                                                2003                2002
                                                              --------             --------
                                                                      (Unaudited)
OPERATING ACTIVITIES:

   Net loss                                                   $ (5,747)            $ (9,108)
      Depreciation and amortization                              2,126                2,560
      Early retirement of debt                                      --                4,550
      Net change in working capital                            (29,337)              (8,878)
      Other - net                                                 (439)              (2,622)
                                                              --------             --------
   NET CASH USED BY OPERATING ACTIVITIES                       (33,397)             (13,498)

INVESTING ACTIVITIES:

   Purchase of property, plant and equipment - net              (2,658)                (251)
                                                              --------             --------
NET CASH USED BY INVESTING ACTIVITIES                           (2,658)                (251)

FINANCING ACTIVITIES:

   Borrowings - net                                             38,160               11,234
                                                              --------             --------

NET CASH PROVIDED BY FINANCING ACTIVITIES                       38,160               11,234
                                                              --------             --------

Net Increase in Cash                                             2,105               (2,515)
Cash -- Beginning of the Period                                  1,354                5,035
                                                              --------             --------

     CASH - END OF THE PERIOD                                 $  3,459             $  2,520
                                                              ========             ========